Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 21, 2026, relating to the consolidated financial statements of Golden Heaven Group Holdings Ltd and subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended September 30, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Singapore

April 27, 2026